UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         July 21, 2004

Hibernia Corporation
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-10294 (Commission File Number)	72-0724532 (IRS Employer Identification No.)
313 Carondelet Street, New Orleans, Louisiana 70130 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 533-3333

Item 5. Other Events and Regulation FD Disclosure.

        On July 21, 2004, Hibernia Corporation issued a news release dated July 21, 2004, announcing that its Board of Directors declared a cash dividend of $0.20 per common share to be paid on August 20, 2004 to shareholders of record on August 2, 2004. A copy of the news release is filed as an exhibit hereto and incorporated by reference into this Item 5.

Item 7(c). Exhibits

        The exhibit listed below is being filed pursuant to Item 5 hereof as a part of this current report on Form 8-K.

Exhibit No.	Description
99.41	News Release issued by the Registrant on July 21, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2004	HIBERNIA CORPORATION (Registrant) By: /s/ Cathy E. Chessin Cathy E. Chessin Executive Vice President, Secretary and Corporate Counsel

	EXHIBIT INDEX
Exhibit No.	Description	Page No.
99.41	News Release Issued by the Registrant on July 21, 2004	3

EXHIBIT 99.41

NEWS RELEASE––HIBERNIA

MEDIA INQUIRIES:	INVESTOR INQUIRIES:	FOR IMMEDIATE RELEASE
Steven Thorpe--Vice President,	Trisha Voltz--Senior Vice President	July 21, 2004
Public Relations	and Manager, Investor Relations
Office: (504) 533-2753	Office: (504) 533-2180
E-mail: sthorpe@hibernia.com	E-mail: tvoltz@hibernia.com

Hibernia Announces 11% Dividend Increase

        NEW ORLEANS – The board of directors of Hibernia Corporation today raised the company’s per-share quarterly cash dividend from $0.18 to $0.20, representing an 11% increase. The dividend will be paid on Aug. 20, 2004, to shareholders of record Aug. 2, 2004.

        The increase will result in a quarterly dividend payout ratio of 41.67% and, based on yesterday’s closing price of Hibernia common stock, a new dividend yield of 3.2%.

        The company broke with recent years’ practice of announcing dividend changes in the fourth quarter of the year because, “we are pleased with our balanced momentum in growth and profitability to the extent that our board of directors felt it appropriate to share the positive results earlier in the year with our owners,” said Herb Boydstun, president and CEO. He said this should not impact when the board will consider dividend increases in the future. “Whether we increase the dividend, and when, is always at the Board’s discretion,” he said.

        Last week, Hibernia reported strong second-quarter and half-year earnings. Total assets now exceed $21 billion, the company’s Texas expansion is on target, asset quality and capital remain strong, and sales and service efforts are going well, noted Boydstun.

        Hibernia is one of Forbes magazine’s world’s 2,000 largest companies and is on Fortune’s list of America’s top 1,000 annual revenue companies. The company has 310 locations in 34 Louisiana parishes and 34 Texas counties. Its common stock (HIB) is listed on the New York Stock Exchange.

Statements in this report that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, prepayment speeds, servicing costs, loan demand, changes in business or consumer spending, borrowing or savings habits, deposit growth, adequacy of the reserve for loan losses, competition, stock price volatility, government monetary policy, anticipated expense levels, changes in laws and regulations, the level of success of the Company’s asset/liability management strategies as well as its marketing, product development, sales and other strategies, the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard-setters, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, unexpected costs or issues in its expansion or acquisition plans and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements and could impact Hibernia’s ability to achieve the goals described in its mission statement. Hibernia undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.